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                        TRANSFER AGENCY SERVICE AGREEMENT

                                     BETWEEN

                                DCM SERIES TRUST

                                       AND

                           ORBITEX FUND SERVICES, INC.













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                                      INDEX
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SECTION 1.  APPOINTMENTAND DELIVERY OF DOCUMENTS...............................3


SECTION 2.   DUTIES OF OFS.....................................................4


SECTION 3.   RECORD KEEPING....................................................8


SECTION 4.   ISSUANCE AND TRANSFER OF SHARES...................................9


SECTION 5.   SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS............10


SECTION 6.   FEES AND EXPENSES................................................10


SECTION 7.   REPRESENTATIONS AND WARRANTIES...................................11


SECTION 8.   STANDARD OF CARE AND INDEMNIFICATION.............................12


SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY...................14


SECTION 10.   CONFIDENTIALITY. ...............................................15


SECTION 11.  PROPRIETARY INFORMATION..........................................15

SECTION 12.  ANTI-MONEY LAUNDERING POLICY.....................................16

SECTION 13.  EFFECTIVE DATE, TERM, AND TERMINATION............................16


SECTION 14.  ADDITIONAL FUNDS AND CLASSES.....................................17


SECTION 15.  ASSIGNMENT.......................................................18


SECTION 16.  TAXES............................................................18


SECTION 17.  MISCELLANEOUS....................................................18


SCHEDULE A - FEE SCHEDULE.....................................................20


SCHEDULE B -..................................................................23








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                                DCM SERIES TRUST
                        TRANSFER AGENCY SERVICE AGREEMENT

         AGREEMENT made as of the 12h day of October, 2002, by and between DCM SERIES TRUST, a Massachusetts business trust, having its principal office and place of business at 7 Wells Avenue, Newton, Massachusetts 02459 (the "Trust"), and ORBITEX FUND SERVICES, INC., a New York corporation having its principal office and place of business at 150 Motor Parkway, Suite 205, Hauppauge, New York 11788 ("OFS" or the "Transfer Agent").

         WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares ("Shares") of beneficial interest (the "Shares") in an investment portfolio known as the "DCM Growth Fund" (the "Fund"), which is a series of the Trust; and

         WHEREAS, the Trust offers shares in the series as listed in Schedule B hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers shares of the classes of each Fund as listed in Schedule B hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Trust desires to appoint OFS as its transfer agent and dividend disbursing agent for each Fund and Class thereof and OFS desires to accept such appointment on the terms and conditions set forth in this Agreement; and

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and OFS hereby agree as follows:


SECTION 1.                APPOINTMENTAND DELIVERY OF DOCUMENTS

(a) APPOINTMENT. The Trust, on behalf of the Funds, hereby appoints OFS to act as, and OFS agrees to act as (i) transfer agent for the authorized and issued shares of common stock of the Trust representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") as set out in the currently effective prospectuses and statements of additional information of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

(b) DOCUMENT DELIVERY. In connection therewith, upon OFS' request, the Trust has delivered or will deliver to OFS copies of:



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         (i)   the Trust's Declaration of Trust, Trust Instrument and By-laws
               (collectively, as amended from time to time, "Organic
               Documents"),

         (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Investment Company Act of 1940, as amended (the "1940 Act")(the "Registration Statement"),

         (iii) the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"),

         (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"),

         (v) the advisory agreement with respect to each investment Portfolio of the Funds,

         (vi) the distribution/underwriting agreement with respect to each Class of Shares of the Funds, and

         (vii) each Portfolio's administration agreement if OFS is not providing the Portfolio with such services.

(C) AMENDMENTS. The Trust shall promptly furnish OFS with all amendments of or supplements to the foregoing and shall deliver to OFS a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing OFS and authorizing the execution and delivery of this Agreement.


SECTION 2.                DUTIES OF OFS

(a) TRANSFER AGENCY SERVICES. In accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and OFS, OFS will perform the following services:

         (i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including:

               (A)  maintaining all Shareholder accounts;

               (B)  preparing Shareholder meeting lists;

               (C)  Mailing proxies, receiving and tabulating proxies;



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               (D)  mailing Shareholder reports and prospectuses to current
                    Shareholders;

               (E) withholding taxes on U.S. resident and non-resident alien accounts;

               (F) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders;

               (G) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; and

               (H) providing account information in response to inquiries from Shareholders.

         (ii) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board of Trustees of the Fund (the "Custodian"); or, in the case of a Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests;

         (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefore to the Custodian or, in the case of Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests;

         (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

         (vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

         (vii) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Trust with respect to Shares;

         (viii) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (I.E., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;



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         (ix)  track shareholder accounts by financial intermediary source and otherwise as requested by the Trust and provide periodic reporting to the Trust or its administrator or other agent; record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, issued and outstanding; and

         (x) provide a system, which will enable the Trust to calculate the total number of Shares of each Fund and Class thereof sold in each State.

(b) OTHER SERVICES. OFS shall provide the following additional services on behalf of the Trust and such other services agreed to in writing by the Trust and OFS:

         (i) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States.

(c)      BLUE SKY MATTERS.

         (i) the Trust in reliance on the advice of the administrator or other agent shall identify to the Transfer Agent those transactions to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States"); and

         (ii) the transfer agent and the administrator shall monitor the sales activity with respect to Shareholders domiciled or residing in each State.

(d) LOST SHAREHOLDERS. The Transfer Agent shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. OFS may, in its sole discretion, use the services of a third party to perform some of or all such services.

         (i)   documentation of search policies and procedures;

         (ii)  execution of required searches;

         (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

         (iv) preparation and submission of data required under the Lost Shareholder Rules.

(e) SAFEKEEPING. The Transfer Agent shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. The Transfer Agent shall also establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by the Transfer Agent pursuant to this Agreement.



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(f)      DDA ACCOUNTS. The Transfer Agent may in its sole discretion, establish
         DDA accounts in order to better facilitate control over the subscription and redemption process. The sole responsibility for the placement of such assets shall be that of the Transfer Agent.

(g) COOPERATION WITH ACCOUNTANTS. The Transfer Agent shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

(h) LOST, STOLEN OR MUTILATED CERTIFICATES. The Transfer Agent shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. The Transfer Agent shall issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Trust and, at the option of the Transfer Agent , issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification.

(i) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of written instructions from the Trust, OFS shall cancel outstanding certificates surrendered by the Trust to reduce the total amount of outstanding shares by the number of shares surrendered by the Trust.

(j)      RESPONSIBILITY FOR COMPLIANCE WITH LAW.

         (i) IN GENERAL. Except with respect to the Transfer Agent's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (ii) ISSUANCE OF SHARES. The responsibility of the Transfer Agent for the Trust's state registration status is solely limited to the reporting of transactions to the Trust, and the Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust or its administrator or other agent.






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SECTION 3.                RECORD KEEPING

(a) RECORD KEEPING. The Transfer Agent shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules there under, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent under this Agreement are the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules there under, and will be surrendered promptly to the Trust on and in accordance with the Trust's request at the expense of the Trust, provided that all fees and expenses charged by the Transfer Agent in the performance of its duties hereunder including all reasonable deconversion fees have been fully paid to the satisfaction of the Transfer Agent . The Trust and the Trust's authorized representatives shall have access to the Transfer Agent's ' records relating to the services to be performed under this Agreement at all times during the Transfer Agent's ' normal business hours. Upon the reasonable request of the Trust, the Transfer Agent shall provide copies of any such records promptly to the Trust or its authorized representatives. The Transfer Agent shall maintain the following shareholder account information:

         (i) name, address and United States Tax Identification or Social Security number;

         (ii) number and Class of Shares held and number and Class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

         (iii) historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account;

         (iv) any stop or restraining order placed against a Shareholder's account;

         (v) any correspondence relating to the current maintenance of a Shareholder's account;

         (vi)  information with respect to withholdings; and

         (vii) any information required in order for the Transfer Agent to perform any calculations by this Agreement

(b) CONFIDENTIALITY OF RECORDS. OFS and the Trust agree that all books, records, information, and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.



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         The Transfer Agent agrees to make all reasonable efforts to adhere to the Trust's policy regarding the use of Fund shareholder and potential shareholder information as required by Regulation S-P. The Transfer Agent shall be free to share information regarding Fund shareholders and potential Fund shareholders, on an as needed basis in order to fulfill its role as transfer agent, with other authorized agents of the Fund including service providers and brokers. The Transfer Agent shall also be free to provide such information as required by regulatory agencies, law enforcement or in accordance with a court order.

(c) INSPECTION OF RECORDS BY OTHERS. In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Fund of any request to inspect or copy the shareholder records of the Fund or the receipt of any other request to inspect, copy or produce the records of the Fund.


SECTION 4.                ISSUANCE AND TRANSFER OF SHARES

(a) ISSUANCE OF SHARES. The Transfer Agent shall make original issues of Shares of each Fund and Class thereof in accordance with the Trust's then current prospectus only upon receipt of:

         (i)   instructions requesting the issuance,

         (ii) a certified copy of a resolution of the Board authorizing the issuance,

         (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and

         (iv) an opinion of the Trust's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules there under. If such opinion is contingent upon a filing under Section 24 of the 1940 Act, the Trust shall indemnify the Transfer Agent for any liability arising from the failure of the Trust to comply with that section or the rules there under.

(b) TRANSFER OF SHARES. Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by OFS. In registering transfers of Shares, OFS may rely upon the Uniform Commercial Code as in effect in the State of Nebraska or any other statutes that, in the opinion of the Transfer Agent's counsel, protect the Transfer Agent and the Trust from liability arising from:

         (i)   not requiring complete documentation;



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         (ii)  registering a transfer without an adverse claim inquiry;

         (iii) delaying registration for purposes of such inquiry; or

         (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, OFS will be responsible for delivery to the transferor and the Uniform Commercial Code requires transferee of such documentation as.


SECTION 5.           SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

(a) PURCHASE ORDERS. Shares shall be issued in accordance with the terms of a Fund's or Class' prospectus after the Transfer Agent or its agent receives either:

         (i) (A) an instruction from a financial intermediary, purchaser or agent thereof directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

(b) DISTRIBUTION ELIGIBILITY. Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

(c) DETERMINATION OF FEDERAL FUNDS. Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:

         (i)   for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the second Fund Business Day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as OFS is credited with Federal Funds with respect to that check.


SECTION 6.                FEES AND EXPENSES

(a) FEES. For the services provided by the Transfer Agent pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to pay OFS the transfer agent fees, activity charges and, special report charges as set forth in Schedule A attached hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund.



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(b)      EXPENSES. In addition to the fees paid under subsection (a), the Trust agrees to reimburse OFS for out-of-pocket expenses or advances incurred by OFS for the items set out in the Schedule A. attached hereto. In addition, the Trust will reimburse any other expenses incurred by OFS at the request or with the consent of the Trust.

(c) FEE CHANGES. The fees, out-of pocket expenses and advances identified in the subsections (a) and (b) above may be changed from time to time subject to mutual written agreement between the Trust and OFS.

(d)      DUE DATE. All fees under subsection (a) are due and payable within ten
         (15) days of receipt of the invoice. All expenses under subsection (b) are due and payable within fifteen (15) days of receipt of the invoice.


SECTION 7.                 REPRESENTATIONS AND WARRANTIES

(a)      REPRESENTATIONS OF OFS. OFS represents and warrants to the Trust that:

         (i) it is a corporation duly organized and existing and in good standing under the laws of the State of New York ;

         (ii)  it is duly qualified to carry on its business;

         (iii) it is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into this Agreement and perform its duties under this Agreement;

         (iv) it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

         (v) it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(b) REPRESENTATIONS OF THE TRUST. Subject to subsection (c) hereof with respect to subdivision (v) of subsection (b) hereof the Trust represents and warrants to OFS that:

         (i) it is a Trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts ;

         (ii) it is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

         (iii) all proceedings required by said Organic Documents have been taken to authorize it to enter into and perform this Agreement;



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         (iv)  it is an open-end management investment company registered under the Investment Company Act of 1940; and

         (v) a registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

(c) CONDITIONS TO REPRESENTATION OF THE TRUST. The representations contained in Section 7 (b) (v) hereof are made in reliance upon the representations, advice and assistance of OFS and in further reliance upon OFS fulfilling its obligations under Section 2 (m) and Section 2
         (o) of the Administrative Services Agreement (the "ASA") between the Trust and OFS.


SECTION 8.                STANDARD OF CARE AND INDEMNIFICATION

(a) STANDARD OF CARE OF OFS. OFS shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by OFS in writing. OFS shall use its best judgment and efforts in rendering the services described in this Agreement. OFS shall not be liable to the Trust or any of the Corporation's shareholders for any action or inaction of OFS relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of OFS' duties or obligations under this Agreement or by reason of OFS' reckless disregard of its duties and obligations under this Agreement.

(b) INDEMNIFICATION OF OFS. OFS shall not be responsible for, and the Trust shall on behalf of each applicable Fund or Class thereof indemnify and hold OFS harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

         (i) all actions of OFS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

         (ii) the Trust's lack of good faith or the Trust's negligence or willful misconduct;

         (iii) the reliance on or use by OFS or its agents or subcontractors of information, records or documents which (A) are received by OFS or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (B) have been prepared or maintained by the Trust or any other person or firm on behalf of the Trust, other than Orbitex Fund Services, Inc. .;

         (iv) the reasonable reliance on, or the carrying out by OFS or its agents or subcontractors of, any instructions or requests of the Trust on behalf of the applicable Fund;

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         (v)   the Trust's refusal or failure to comply with the terms of this
               Agreement, or which arise out of the Trust's lack good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder; and

         (vi) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State; provided, however, that OFS shall neither be exculpated nor indemnified under this Section 8(b)(vi) for any violation that arose out of the failure of OFS to fulfill its obligations under
               Section 2 (m) or Section 2 (o) of the ASA or out of any advice, action or inaction of OFS.


         The Trust shall not be required to indemnify any OFS Indemnitee if, prior to confessing any Claim against the OFS Indemnitee, OFS or the OFS Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the OFS Indemnitee.

(c) INDEMNIFICATION OF THE TRUST. OFS shall indemnify and hold the Trust and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by OFS as a result of OFS' lack of good faith, negligence or willful misconduct with respect to the services performed under or in connection with this Agreement except that in no event shall OFS be liable to the Trust and each Fund or class thereof for any amount in excess of the fees paid to it during the most recent 12 month period prior to any assertion of liability against OFS. OFS shall not be liable to the Funds for any error of judgment or mistake of law or for any loss arising out of any act or omission by OFS in the performance of its duties hereunder except as hereinafter set forth. Nothing herein contained shall be construed to protect OFS against any liability to the Funds or their security holders to which OFS shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties on behalf of the Funds, or reckless disregard of OFS' obligations and duties under this Agreement or the willful violation of any applicable law.

(d) RELIANCE. At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with legal counsel to the Trust or to OFS with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon:

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         (i)   any paper or document furnished by or on behalf of the Trust, reasonably believed by OFS to be genuine and to have been signed by the proper person or persons;

         (ii) any instruction, information, data, records or documents provided OFS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust; and

         (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to OFS in person or by telephone, vocal telegram or other electronic means, reasonably believed by OFS to be genuine and to have been given by the proper person or persons as set forth in the attached Schedule C as amended from time to time pursuant to the agreement of both parties.. OFS shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. OFS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust.

(e) RELIANCE ON ELECTRONIC INSTRUCTIONS. If the Trust has the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

(f) USE OF FUND/SERV AND NETWORKING. The Trust has authorized or in the future may authorize the Transfer Agent to act as a "Mutual Fund Services Member" for the Trust or various Funds and Classes. Fund/SERV and Networking are services sponsored by the National Securities Clearing Trust ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC RULES AND PROCEDURES published by NSCC or such other similar publication as may exist from time to time. The Trust shall indemnify and hold the Transfer Agent harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

         (g) NOTIFICATION OF CLAIMS. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

SECTION 9.    LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and OFS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund (or Funds) to which OFS' rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds. The term "DCM Series Trust" means and refers to the Trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the trustees and shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Commonwealth of Massachusetts.


SECTION 10.          CONFIDENTIALITY

         The Transfer Agent and the Trust agree that all books, records, information, and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out this Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except that the Transfer Agent may:

(a) prepare or assist in the preparation of periodic reports to Shareholders and regulatory bodies such as the SEC; and

(b) release such other information as approved in writing by the Trust which approval shall not be unreasonably withheld and may not be withheld where OFS may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust or the Adviser.

SECTION 11.          PROPRIETARY INFORMATION

(a) PROPRIETARY INFORMATION OF OFS. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by OFS on databases under the control and ownership of OFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to OFS or the third party. The Trust agrees to treat all Proprietary Information as proprietary to OFS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement or required by law.

(b) PROPRIETARY INFORMATION OF THE TRUST. OFS acknowledges that the Shareholder list and all information related to Shareholders furnished to OFS by the Trust or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Trust. In no event shall Proprietary Information be deemed Customer Data. OFS agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as maybe directed by the Trust or required by law.


SECTION 12.          ANTI-MONEY LAUNDERING POLICY

         The Transfer Agent agrees to make all reasonable efforts to assist the Trust in complying with the Trust's anti-money laundering policy. As part of this effort, the Transfer Agent has adopted its own anti-money laundering policy and agrees to provide access to all relevant records at the request of appropriate regulatory authorities.


SECTION 13.               EFFECTIVE DATE, TERM, AND TERMINATION

(a) EFFECTIVE DATE. This Agreement shall become effective on the date first above written.

(b) TERM. This Agreement shall remain in effect for a period of two (2) years from the date of its effectiveness and shall continue in effect for successive twelve-month periods provided that the members of the board of the Trust specifically approve such continuance at least annually.

(c) TERMINATION: This Agreement can be terminated upon ninety (90) days prior written notice by either party. Compensation due OFS for services provided through the date of termination and unpaid by the Trust upon such termination shall be immediately due and payable upon, and notwithstanding, such termination.

(d) REIMBURSEMENT OF OFS' EXPENSES. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, OFS reserves the right to charge for any other reasonable expenses associated with such termination.

(e) SURVIVAL OF CERTAIN OBLIGATIONS. The obligations of Sections 6, 8, 9, 10 and 11 shall survive any termination of this Agreement.

SECTION 14.               ADDITIONAL FUNDS AND CLASSES

         If the Trust establishes one or more series of Shares or one or more Classes of Shares after the effectiveness of this Agreement, such series of Shares or Classes of Shares, as the case may be, shall become Funds and Classes under this Agreement; PROVIDED, however, that either OFS or the Trust may elect not to make any such series or Classes subject to this Agreement.

SECTION 15.          ASSIGNMENT

         Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party with the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. The Transfer Agent may, without further consent on the part of the Trust, at the Transfer Agent's ' expense subcontract for the performance hereof with any entity, including affiliated persons of the Transfer Agent ; provided however, that the Transfer Agent shall have previously identified the subcontractor to the Trust and the Trust shall not have objected to the delegation and that the Transfer Agent shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as the Transfer Agent is for its own acts and omissions. In no event shall such delegation by the Transfer Agent result in increasing the Transfer Agent's compensation from the Trust.


SECTION 16.               TAXES

         Except as provided by Section 8 herein, OFS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding any taxes, assessments or charges resulting from OFS' lack of good faith, negligence or willful misconduct and taxes assessed against OFS for compensation received by it under this Agreement.


SECTION 17.               MISCELLANEOUS

(a) AMENDMENTS. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b) CHOICE OF LAW. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York

(c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d) COUNTERPARTS. The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e) SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f) FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g) HEADINGS. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h) NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

       TO THE TRUST:                           TO OFS:

       DCM Series Trust                        Orbitex Fund Services, Inc.
       7 Wells Avenue                          150 Motor Parkway, Suite 205
       Newton, Massachusetts 02459             Hauppauge, New York 11788

       Attn: Mr. Jonathan J. Derby,            Attn. Mr. Kevin Meehan, President
       Co-Chairman and Vice President

(i) BUSINESS DAYS. Nothing contained in this Agreement is intended to or shall require OFS, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally, scheduled to be performed on any day, which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

(j) DISTINCTION OF FUNDS. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(k) NONLIABILITY OF AFFILIATES. No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of OFS shall be liable at law or in equity for OFS' obligations under this Agreement.

(l) REPRESENTATION OF SIGNATORIES. Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

DCM SERIES TRUST                               ORBITEX FUND SERVICES, INC.



By:  __________________________________        By:  ____________________________
       Jonathan J. Derby                               Kevin P. Meehan

Title:  _______________________________        Title: __________________________
         Co-Chairman & Vice President          President

                                   SCHEDULE A

                                DCM SERIES TRUST
                        Transfer Agency Service Agreement

                                  FEE SCHEDULE

         For the services rendered by OFS in its capacity as transfer agent, the Fund shall pay OFS, within ten (10) days after receipt of an invoice from OFS at the beginning of each month, a fee, calculated as a combination of account maintenance charges plus transaction charges as follows:

(A) ACCOUNT MAINTENANCE CHARGE:
The greater of (no prorating for partial months):

(1) Minimum maintenance charge per portfolio/class ($1,000.00/ month).

                                       OR,

(2) Based upon the total of all open/closed accounts (1) per portfolio/class upon the following annual rates (billed monthly):

 FUND TYPE:

Dividend calculated and
   paid annually, semi-annually, and quarterly................$ 9.00 per account
Dividend calculated and paid monthly......................... $12.00 per account
Dividend accrued daily and paid monthly...................... $16.00 per account

Closed accounts ................. $  2.00 per account (2)

(1) All accounts closed during a month will be considered as open accounts for billing purposes in the month the account is closed.

(2) Closed accounts remain on the shareholder files until all Forms 1099 and 5498 have been distributed to the shareholders and sent via mag-media to the IRS.

                                      PLUS,

 (b)       TRANSACTION FEES:
Trade Entry (purchase/liquidation) and maintenance
     transactions ...............................................    $ 1.50 each

 New account set-up ..............................................   $ 3.00 each

Customer service calls ...........................................   $ 1.50 each

CORRESPONDENCE/ INFORMATION REQUESTS ............................    $ 1.75 each
--------------------------------------------------------------------------------

Check preparation ...............................................    $  .50 each

Liquidations paid by wire transfer ..............................    $ 3.00 each

ACH charge ......................................................    $  .45 each

SWP .............................................................    $ 1.00 each



(C)        24 HOUR AUTOMATED VOICE RESPONSE:

Initial set-up (one-time) charge per portfolio - $750.00

Monthly maintenance charge per portfolio - $50.00

All calls processed through automated voice response will be billed as a customer service call listed in (b) above.


(D)        FUND/SERV

All portfolios processed through Fund/SERV will be subject to an additional monthly charge of $250.00

All transactions processed through Fund/SERV will be billed at the transaction fee rates listed in (b) above.


(E)        INTERNET ACCESS:

Each shareholder/adviser/broker hit billed at $0.25 per hit.


(F)        IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee ....................................... $15.00 /account *

Incoming transfer from prior custodian ....................... $12.00

Distribution to a participant ................................ $15.00

Refund of excess contribution ................................ $15.00

Transfer to successor custodian .............................. $15.00

Automatic periodic distributions ............................. $15.00/year per account

o          Includes $8.00 Bank Custody Fee.

(G)         EXPENSES:

         The Fund shall reimburse OFS for any out-of-pocket expenses, exclusive of salaries, advanced by OFS in connection with but not limited to the costs for printing Fund documents, (i.e. printing of confirmation forms, shareholder statements, redemption/dividend checks, envelopes, financial statements, proxy statement, Fund prospectus, etc.) proxy solicitation and mailing expenses, travel requested by the Fund, telephone toll charges, 800-line costs and fees, facsimile and data transmission costs, stationery and supplies (related to Fund records), record storage, postage service charge for all mailings), bank fees, pro-rata portion of annual SAS-70 audit letter, telex and courier charges incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse OFS within fifteen (10) days after receipt thereof.


(H)        SPECIAL REPORTS:

         All reports and/or analyses requested by the Fund that are not included in the fee schedule, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                       Labor:
                         Senior staff - $150.00/hr.
                         Junior staff - $ 75.00/hr.
                         Computer time - $45.00/hr.



(I)        CONVERSION CHARGE: (EXISTING FUNDS ONLY, NEW FUNDS PLEASE IGNORE)

         There will be a charge to convert the Fund's shareholder accounting records on to the OFS stock transfer system. In addition, OFS will be reimbursed for all out-of-pocket expenses, enumerated in paragraph (b) above and data media conversion costs, incurred during the conversion process.

         The conversion charge will be estimated and agreed upon in advance by the Fund and OFS. The charge will be based upon the quantity of records to be converted and the condition of the previous service agent's records.

                                   SCHEDULE B

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                                 DCM Growth Fund

                                   SCHEDULE C


    PERSONS AUTHORIZED BY THE TRUST TO GIVE INSTRUCTION UNDER THIS AGREEMENT:


                                 Burton H. Derby
                                Jonathan J. Derby
                                  Mark A. Derby